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                                  EXHIBIT 10.31



                                     FORM OF

                              DISTRIBUTOR AGREEMENT

This DISTRIBUTOR AGREEMENT, which shall include the exhibits hereto (the "Agreement"), is entered into by and between __________, a ____________ corporation with its principal location at __________, and all of its subsidiaries ("__________"), and ESOFT, INCORPORATED a Delaware corporation doing business at 5335-C Sterling Drive, Boulder, Colorado 80301 and all of it's subsidiaries ("eSoft"), with reference to the following facts:

         A. __________ is a distributor of microcomputer hardware, peripherals and connectivity systems to the Reseller community.

         B. eSoft is a leading manufacturer of application system hardware and/or software products ("Products") and desires that these products be marketed and distributed by __________.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.       __________ APPOINTMENT AS REMARKETER/DISTRIBUTOR

eSoft hereby appoints __________, at each of its locations non or hereafter existing (the "Authorized Locations"), as a nonexclusive remarketer and distributor of products in the United States and Canada, and __________ hereby accepts such appointment, subject to the terms and conditions of this Agreement.

2.       __________ OBLIGATIONS

         2.1 __________ shall use commercially reasonable efforts to promote the marketing and distribution of the Products.

         2.2 eSoft shall have the right to inspect __________'s warehouse and distribution facilities and any other facilities where eSoft's Products may be held by __________ in inventory during __________'s regular business hours upon five business days notice.

         2.3 Although eSoft may publish suggested retail prices for the Products, __________ shall, in its sole discretion, determine its own prices charged to its customers for the Products.

         2.4 __________ shall offer commercially reasonable post-delivery Product technical support and customer service to its customers during __________'s normal business hours.



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         2.5 __________ shall promptly report to eSoft in writing all known or suspected defects or programming errors or anomalies in the Products.

         2.6 __________ will distribute eSoft Products with all warranties, disclaimers and license agreements as included by eSoft.

         2.7 As required by law, __________ shall not export Products purchased hereunder without first obtaining a license or other necessary authority from the U.S. Department of Commerce or other appropriate U.S.
Government agency.

         2.8 __________ will report inventory and sales at regular intervals as described in exhibit F.

3.       ESOFT OBLIGATIONS

         3.1 As set forth in Exhibit E, eSoft shall provide to __________ at no additional cost: (i) evaluation and demonstration units of certain Products and any updates thereto; (ii) product brochures, posters, displays and other point of sale materials, and (iii) additional Product shipping containers, for use in reshipment to Resellers, in instances where Products are delivered to __________ in damaged or defaced containers.

         3.2 eSoft shall provide reasonable training in the marketing, use and technical support of the Products to __________'s sales and technical support personnel at __________'s Authorized Locations, and at no additional cost to __________. In addition, __________ shall be given reasonable access, at no charge, to eSoft's technical support telephone line.

         3.3 eSoft shall promptly report all known or suspected material defects or programming errors or anomalies in the Products to __________. Subject to eSoft's standard warranty and support policies and section 8.3 of this Agreement, eSoft shall be responsible for costs incurred by __________ for replacing, exchanging, updating, or however correcting the above material defects or programming errors or other anomalies with __________'s customers. This shall include costs of notification and shipment of corrected Products in addition to the Products themselves.

4.       VENDOR WARRANTIES AND REPRESENTATIONS

         4.1 eSoft represents and warrants to __________ that the Products will perform substantially in accordance with the associated user documentation and specifications published by eSoft.

         4.2 eSoft represents and warrants to __________ that eSoft is the owner of the Products or otherwise has the unencumbered right to convey to __________ the rights granted under this Agreement and to perform its other obligations hereunder, and that no part of the Products violates or infringes upon any common law or statutory rights of any person or entity, including, but not limited to, rights


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relating to copyrights, patents, trademarks, contractual
rights or trade secret rights.

         4.3 eSoft represents and warrants to __________ that eSoft has the full right, power and authority to enter into and perform this Agreement.

5.       ORDER PROCEDURE

         5.1 Initial stocking order must be greater than $100,000 with immediate shipment of complete order.

         5.2 There shall be no minimum quantity for subsequent orders by __________, nor shall there be a minimum or required product mix.

         5.3 __________ shall submit orders to eSoft in writing, including, but not limited to, by telecopier.

         5.4 The terms and conditions of this Agreement and of the applicable __________ written order shall apply to each order accepted or shipped by eSoft hereunder.

         5.5 eSoft shall be deemed to have accepted any order upon the earliest to occur of: (i) acceptance communicated to __________; (ii) 10 days after receipt of a __________ written order without a written rejection from eSoft received by __________; or (iii) shipment of all or part of such order to
__________.

         5.6 eSoft reserves the right to cancel any orders placed by __________, or to refuse or delay shipment thereof, if __________: (i) fails to make any payment as provided herein or under such other terms of payment as the parties may agree upon, except for disputed items, as provided in Section 9.5 herein;
(ii) exceeds the credit limit established reasonably and in good faith by eSoft; or (iii) is in material breach of this Agreement. In the event that eSoft cancels, refuses or delays any shipment under this Section, __________ may nevertheless acquire Products C.O.D and F.O.B eSoft's point of shipment, for purposes of satisfying existing contractual commitments to customers.

6.       SHIPMENT; RISK OF LOSS; DELIVERY

         6.1 eSoft shall ship all Products F.O.B. Origin. Shipment shall be made to __________'s warehouse facility or freight forwarder or to any Authorized Location or other destination, as specified by __________. eSoft shall follow the shipping instructions so noted on __________'s purchase order. Should eSoft fail to do so, eSoft assumes all risk of loss in transit and shall pay any freight costs for such incorrectly shipped merchandise.

         6.2 Title and risk of loss shall pass to __________ upon delivery to __________'s facility (except where eSoft has reserved title, in which case title shall not pass at all). eSoft shall bear all risk of loss or damage in transit.



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         6.3 Unless __________ clearly so advises eSoft in writing, eSoft may make partial shipments of __________'s orders, to be separately invoiced and paid for in accordance with the terms herein.

7.       DELIVERY DELAYS; PRODUCT UNAVAILABILITY

         7.1 eSoft shall notify __________ promptly if eSoft anticipates that any order or any part of an order will not be delivered by the designated date and shall provide __________ with a good faith estimate of the date on which such order will be delivered.

         7.2 In the event that eSoft is unable to deliver __________'s entire order according to the delivery schedule, __________ may, at its sole option:
(i) cancel the order without penalty, or (ii) accept partial delivery, in which event such delivery shall be separately invoiced and paid for. If __________ accepts partial delivery, it may cancel the remainder of its order at any time at least five-days prior to eSoft's shipment of the remaining portion.

         7.3 In the event that orders for any Product exceed eSoft's available inventory, eSoft shall grant __________ a first priority in shipment over other Distributors for orders placed pursuant to Federal Defense Priority Allocation System (DPAS) regulations. DPAS orders will be noted as such on the face of __________ Purchase Orders.

8. STOCK BALANCING; NEW PRODUCTS AND UPGRADES; DISCONTINUED PRODUCTS; DEFECTIVE PRODUCTS

         8.1 __________ may return unused, unopened units of Products as provided in this Section 8 to eSoft without penalty, not more often than once per calendar quarter for purposes of stock rebalancing or Product exchange (regardless of operating system). Returns shall be shipped at __________'s expense and will be accompanied by a Return Material Authorization ("RMA") and a purchase order of equal or greater value. The value of such return shall not exceed fifteen percent (15%) of __________'s last three months net purchases. eSoft shall credit __________'s account in the amount of 100% of the price paid by __________ (or net purchase price in the event of a previous price protection credit) for such returned Products. Any delay by eSoft in approving return requests from __________ shall extend the permitted time for __________ to return the particular units by the length of the delay.

         8.2 eSoft shall notify __________ not less than 30 days prior to the discontinuation of any existing Product. For purposes of this Section 8.2, a discontinuation of a Product version shall take place at such time as eSoft's management makes the corporate decision that an existing Product will no longer be sold or licensed and that there will not be a upgrade for such Product. This shall include, but not be limited to, product that has been 'de-emphasized', dropped from eSoft's current price lists, obvious new product offerings without


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'official' notification of discontinuation, as well as product no longer actively promoted by eSoft. __________ shall have until 30 days after the effective date of such discontinuation to return units of any discontinued Product for full credit based upon the price paid by __________ (or net purchase price in the event of a previous price protection credit). Returns for discontinuance do not need to be accompanied by an RMA and a purchase order. The discontinued Product shall be deemed deleted from Exhibit A and, in the case of Upgrades, the latter shall automatically replace any such corresponding discontinued Product.

         8.3 __________ may return to eSoft at __________'s expense and eSoft shall accept any defective Product units returned by __________ due to discovery of defect at __________ or by __________'s customers within the terms of eSoft's warranty, or because of eSoft's Product recall. __________ shall have 30 days from the date of receipt from the customer to return each such Product to eSoft. Any such returns must be accompanied by a Return Material Authorization.

         8.4 With respect to all Products returned to eSoft in accordance with this Section 8: (i) __________ agrees to comply with eSoft's reasonable policies concerning return authorization procedures, including, if necessary, obtaining a return authorization number from eSoft's shipping department prior to returning the Product(s); and (ii) eSoft agrees to use commercially reasonable efforts to promptly approve and effectuate any such Product returns and, in each case, to take no more than 15 calendar days to effectuate the same.

9.       PRICE AND PAYMENT

         9.1 The prices for Products shall be the Suggested Retail Prices ("SRP") at the time eSoft accepts __________'s order, less the discounts set forth in Exhibit A attached hereto, subject to any reduction in accordance with
Section 10 below. eSoft's current Suggested Retail Prices are listed in Exhibit
A.

         9.2 Payment terms shall be net thirty (30) days from the date of invoice.

         9.3 eSoft shall at all times extend credit to __________ in such amount(s) as are consistent with the exercise of good faith and reasonableness in accordance with standard credit management practices.

         9.4 The prices charged to __________ hereunder do not include sales tax, shipping or insurance charges unless otherwise amended by this Agreement. __________ shall pay sales tax when invoiced by eSoft or shall supply eSoft with appropriate tax exemption certificates.

         9.5 In the event that __________ disputes, in good faith and reasonably, the price, condition, shipment or other material element concerning any Product item and so informs eSoft in writing, such dispute shall not be sufficient cause for eSoft to delay, cancel or



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refuse existing or new orders. Additionally, __________ may suspend payment for any such disputed items for a reasonable time during which the parties shall use prompt and reasonable efforts to settle the dispute.

10.      PRICE PROTECTION

In the event that eSoft decreases the price of any Product, the decrease shall apply to all units of the Product in __________'s inventory as of the effective date of the price decrease. eSoft, upon receipt of supporting documentation from __________, shall promptly credit __________'s account in an amount equal to the difference between the price paid by __________ for each such unit and the current reduced price.

11.      CO-OPERATIVE MARKETING FUND

__________ shall be entitled to accrue a co-operative marketing fund as set forth in Exhibit B attached hereto for the promotion and marketing of the Products.

12.      TERM AND TERMINATION

         12.1 This Agreement shall become effective on the Effective Date and shall continue for twelve (12) months. This Agreement shall be automatically renewed for successive one year terms unless either party gives notice to the other party not less than thirty (30) days prior to expiration of the initial term or any renewal term that it does not intend to renew this Agreement, or unless this Agreement is otherwise terminated in accordance with this Section.

         12.2 Either party may terminate this Agreement without cause with thirty (30) days written notification.

         12.3 This Agreement may be terminated for cause at any time, without limiting any party's other rights or remedies, upon written notice identifying with specificity the cause and providing the period to cure as set forth:

                  (i) by either party if the other (non-terminating) party commits a material breach of this Agreement, and such breach continues unremedied for a period of 30 days after receipt by the other party of written notice thereof; or

                  (ii) by either party if the other (non-terminating) party: (a) has a receiver appointed for itself or it's property, (b) makes an assignment for the benefit of its creditors, (c) any proceedings are commenced by, for or against the non-terminating party under any bankruptcy, insolvency or debtor's relief law seeking a reorganization of such party's debts and such proceedings are not dismissed within 90 days of their commencement, or (d) the non-terminating party is liquidated or dissolved.




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         12.4 Neither party to this Agreement shall be liable to the other by reason of termination of this Agreement in accordance with its terms for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party, notwithstanding any law to the contrary. No termination of this Agreement shall release either party from its obligation to pay the other party any amounts which accrued prior to such termination or which shall accrue after such termination.

13.      EFFECT OF TERMINATION

         13.1 In the event that either party terminates this Agreement or that it expires without being renewed, eSoft shall honor all orders placed by __________ prior to the date on which any termination or expiration becomes effective (the "Termination Date"), and eSoft may require that any such orders be shipped C.O.D.. All orders must ship within 30 days of termination.

         13.2 From the Termination Date forward __________ shall not use eSoft's trademarks or trade names except to the extent necessary to enable __________ to sell its then existing inventory of Products, and, further, except to the extent that any party would not be prohibited from using such trademark or trade name by federal and state trademark laws were it not a party to this Agreement.

         13.3 If either party has not breached this Agreement then at any time after the Termination Date up through thirty (30) days following the Termination Date, that non-breaching party, at its sole option, may, in the case of eSoft, re-acquire or in the case of __________, demand that eSoft re-acquire all or any portion of the Products in __________'s inventory. Products shall be re-acquired by eSoft within 30 days of such non-breaching party's notice to the other party at 100% of the price paid by __________ less any price adjustments, except that eSoft may deduct a 10% repackaging charge from the payment for opened, nondefective Product packages, and eSoft shall credit __________'s account within the foregoing 30-day period and refund any excess over amounts then due by __________ by check within the same period. Each party shall bear 50% of the cost of returning the Products to eSoft. In the event that __________ has demanded that eSoft re-acquire Products, and __________ reasonably believes that the resulting credit to __________'s account will exceed all outstanding invoices for Products, __________ may withhold the amount of such excess from any payments due eSoft. There shall be no administrative, restocking or other charge to __________ with respect to the re-acquisition of Products.

         13.4 __________ may continue to distribute Products following the Termination Date until __________'s inventory of Products is exhausted. The terms and conditions of this Agreement shall apply to such distribution.


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14.      WARRANTIES TO END USERS

         14.1 eSoft makes no warranty to End Users or Resellers other than eSoft's limited warranty, if any, accompanying the Products. Except as expressly set forth, eSoft does not make to __________ or any other party by virtue of this Agreement, and hereby expressly disclaims, any representation or warranty of any kind with respect to the Products or any copies thereof, including, without limitation, the implied warranties of merchantability and fitness for a particular purpose.

         14.2 __________ shall make no warranty, guarantee or representation, in excess of those permitted herein, whether written or oral, on eSoft's behalf, provided, however, that __________ shall be allowed to pass on eSoft's express warranties, if any, accompanying the Products to __________'s customers.

15.      INDEMNITY

         15.1 eSoft shall defend, at its sole expense, any and all claims brought against __________ based upon an allegation that (i) any Product or portion thereof infringes or constitutes wrongful use of any patent, copyright, trademark, trade secret or other proprietary right of any third party; and/or
(ii) any Product is in any way defective or does not conform to eSoft's published specifications, warranty, user documentation, advertisements or trade representations, provided __________ gives eSoft prompt; written notice of any such claim which is brought to __________'s attention and provides eSoft with reasonable cooperation and assistance. eSoft shall pay any damages and costs assessed against __________ (or paid or payable by __________ pursuant to a settlement agreement approved by eSoft) in connection with such claim. eSoft agrees to indemnify and hold __________ harmless from and with respect to any such loss or damage (including, but not limited to, reasonable attorneys' fees and costs). eSoft's obligations under this Section 15.1 shall not be affected or limited in any way by any extension of warranties by __________ to its customers beyond that provided by eSoft, provided, however, that the foregoing indemnity shall not apply to any portion of any claim which arises solely under such __________ extension.

         15.2 __________ will defend and indemnify eSoft (including reasonable attorneys' fees and costs of litigation) against and hold eSoft harmless from, any and all claims by any other party resulting from __________'s acts or omissions relating to its activities in connection with this Agreement (other than those acts or omissions permitted by law or under this Agreement or consisting of the marketing or distribution of Products as contemplated hereunder) or misrepresentations relating to eSoft, its Products or this Agreement, regardless of the form of action. __________ shall pay any damages and costs assessed against eSoft (or paid or payable by eSoft pursuant to a settlement agreement approved by __________) in connection with such claim.

         15.3 If any Product becomes, or in eSoft's opinion is likely to become, the subject of any claim set forth in Section 15.1, eSoft may



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direct __________ to immediately cease marketing and distributing such Product.
In such event, eSoft shall promptly, at eSoft's sole expense, either (i) procure the right for __________ to continue marketing and distributing such Product, or
(ii) modify such Product so that it is no longer subject to such claim. In addition, eSoft shall re-acquire all of such Product in __________'s inventory within 60 days of eSoft's notice to cease distribution. Products shall be re-acquired, F.O.B. __________s warehouse, at 100% of the price paid by __________. Notwithstanding Section 16. 1, eSoft shall pay any damages and costs assessed against __________ (or paid or payable by __________ pursuant to a settlement agreement approved by eSoft) in connection with any claim by any customer of __________'s based in whole or in part upon any non-performance by __________ resulting from any action taken by eSoft under this Section 15.3. eSoft agrees to indemnify and hold __________ harmless from and with respect to any such loss or damage (including, but not limited to, reasonable attorneys' fees and costs).

16.      LIMITATIONS OF LIABILITY; EXCLUSION OF CONSEQUENTIAL DAMAGES

         16.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

         16.2 The limitations on liability contained in this Section shall not apply to any indemnity of __________ under Section 15-3.

17.      MISCELLANEOUS

         17.1 This Agreement, including the Exhibits attached hereto, constitutes the entire understanding and agreement between the parties hereto with respect to the matters herein, except that any and all written agreements previously existing between the parties shall remain in full force and effect. __________ and eSoft separately acknowledge that they are not entering into this Agreement on the basis of any representations not expressly contained herein.

         17.2 It is expressly understood and agreed that no employee, agent or other representative of either party has any authority to bind such party with regard to any statement, representation, warranty or other expression with respect to this Agreement unless the same is specifically included within the express terms of this agreement.

         17.3 Nothing in this Agreement is intended to create, or shall be construed as creating, a joint venture, partnership, or agency, or taxable entity between the parties, or any right to pledge the other's credit, it being understood that eSoft and __________ are independent contractors.



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         17.4 This Agreement may not be canceled, altered, modified, amended or waived, in whole or in part, in any way, except by an instrument in writing signed by duly authorized officers of __________ and eSoft.

         17.5 Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by a duly authorized officer of the party for whose benefit such obligation was to be performed, and such waiver shall be effective only with respect to the specific obligation described therein. The waiver by either party of any breach of this Agreement in any one or more instances, shall in no way be construed as a waiver of any subsequent breach (whether or not of a similar nature) of this Agreement by the other party.

         17.6 If any provision of this Agreement is found void, invalid or unenforceable, it shall not affect the validity of the balance of this Agreement, which shall remain valid and enforceable according to its terms.

         17.7 Except as specifically provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, national overnight courier service, or by U.S. mail, certified or registered, postage prepaid, return receipt requested, to the parties at their respective addresses first set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other party. All notices, requests or communications shall be deemed effective upon personal delivery, or three days following deposit in the United States mail, or one business day following deposit with any national overnight courier service.

         17.8 In the event of any litigation between the parties hereto to enforce any provision hereof or any right of any party hereunder, the prevailing party in such litigation shall be entitled to recover from the party the reasonable attorneys' fees and costs of suit reasonably incurred by that party.

         17.9 This Agreement was entered into, and the laws and judicial decisions of the State of Colorado shall govern its validity, construction, interpretation and legal effect. eSoft and __________ expressly agree that any action at law or in equity arising under this Agreement shall be filed only in the courts of the State of Colorado. The parties hereby consent and submit to the jurisdiction of such courts for the purposes of litigating any such action.

         17.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17.11 Neither __________ nor eSoft shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, labor dispute, accident, civil commotion, epidemic, act of government or government agency or officers, or any other cause beyond such party's reasonable control.




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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates specified below.


              __________ CORPORATION        :


              By


              Print Name:


              Print Title:


              Date:



              ESOFT, INCORPORATED:


              By


              Print Name: Regis A. Frank
                         ------------------------------------------

              Print Title: President and Chief Operating Officer
                          -----------------------------------------


              Date:






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